Exhibit 23.1

CONSENT OF SIMPSON THACHER & BARTLETT LLP AS U.S. COUNSEL

We hereby consent to the use of our name under caption “Legal Matters” in the Prospectus that forms part of this Registration Statement on Form F-3 filed by RELX Capital Inc., Reed Elsevier PLC and Reed Elsevier NV.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

April 24, 2015

New York, NY